Exhibit 99.1
3M Reports First-Quarter 2025 Results
•GAAP sales of $6.0 billion, down 1.0% YoY; operating margin 20.9%, up 180 bps YoY; EPS of $2.04, up 61% YoY
◦Adjusted sales of $5.8 billion with organic growth of 1.5% YoY
◦Adjusted operating margin of 23.5%, up 220 bps YoY
◦Adjusted EPS of $1.88, up 10% YoY
•Operating cash flow of $(0.1) billion with adjusted free cash flow of $0.5 billion
•Updated 2025 guidance and providing tariff sensitivity
ST. PAUL, Minn. – April 22, 2025 − 3M (NYSE: MMM) today reported first-quarter 2025 results.
“We had strong results in the first quarter with positive organic sales growth, margins ahead of expectations and double-digit EPS growth,” said William Brown, 3M Chairman and Chief Executive Officer. “In this dynamic environment we remain focused on improving the fundamentals in the business, building a new performance culture and advancing our strategic priorities while leveraging our extensive global network and significant U.S. footprint. I want to thank the 3M team for their hard work, dedication, and relentless focus on improving every day.”
First-quarter highlights:

	Q1 2025	Q1 2024
GAAP EPS from continuing operations (GAAP EPS)	$2.04	$1.27
Special items:
Net costs for significant litigation	0.41	0.44
(Increase) decrease in value of Solventum ownership	(0.63)	—
Manufactured PFAS products	0.06	—
Adjusted EPS from continuing operations (adjusted EPS)	$1.88	$1.71

Memo:
GAAP operating income margin	20.9%	19.1%
Adjusted operating income margin	23.5%	21.3%
•GAAP EPS of $2.04 and operating margin of 20.9%.
•Adjusted EPS of $1.88, up 10% year-on-year.
•Adjusted operating income margin of 23.5%, an increase of 2.2 percentage points year-on-year.

	GAAP	Adjusted (non-GAAP)
Net sales (billions)	$6.0	$5.8
Sales change
Total sales	(1.0)%	0.8%
Components of sales change:
Organic sales	(0.3)	1.5
Acquisitions/divestitures	1.0	1.0
Translation	(1.7)	(1.7)
Adjusted sales excludes manufactured PFAS products.
•Sales of $6.0 billion, down 1.0% year-on-year with organic sales down 0.3% year-on-year.
•Adjusted sales of $5.8 billion, up 0.8% year-on-year with adjusted organic sales up 1.5% year-on-year.
•3M returned $1.7 billion to shareholders via dividends and share repurchases.
•Cash from operations of $(0.1) billion.
•Adjusted free cash flow of $0.5 billion.
This document includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

Update on 2025 guidance
•Adjusted EPS1 in the range of $7.60 to $7.90, and additional tariff sensitivity of $(0.20) to $(0.40) per share.
1As further discussed at 5 within the "Supplemental Financial Information Non-GAAP Measures" sections, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference call
3M will conduct an investor teleconference at 9 a.m. ET (8 a.m. CT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings
Forward-looking statements
This news release contains forward-looking statements. You can identify these statements by the use of words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “forecast,” “future,” “outlook,” “guidance” and other words and terms of similar meaning. Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those reflected in any such forward-looking statements depending on a variety of factors. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation; recession; military conflicts; trade restrictions such as sanctions, tariffs, reciprocal and retaliatory tariffs, and other tariff-related measures; regulatory requirements, legal actions, or enforcement; and natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) liabilities and the outcome of contingencies related to certain fluorochemicals; known as “PFAS,” including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and work to discontinue use of PFAS across its product portfolio; (4) risks related to the class-action settlement to resolve claims by public water suppliers in the United States regarding PFAS; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q, and 8-K (the “Reports”), as well as compliance risks related to legal or regulatory requirements, government contract requirements, policies and practices, or other matters that require or encourage the Company or its customers, suppliers, vendors, or channel partners to conduct business in a certain way; (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, tariffs, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning system, or security breaches and other disruptions to the Company's information or operational technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the spin-off of the Company’s Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; the risk that any consents or approvals required will not be obtained; risks under the agreements and obligations entered into in connection with the spin-off; and (16) matters relating to Combat Arms Earplugs (“CAE”) and related products, including those related to, the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company’s subsidiary Aearo Technologies and certain of its affiliates and/or the Company. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). Changes in such assumptions or factors could produce significantly different results. The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended March 31,
	2025	2024
Net sales	$5,954	$6,016

Operating expenses
Cost of sales	3,478	3,485
Selling, general and administrative expenses	945	1,128
Research, development and related expenses	285	254
Total operating expenses	4,708	4,867
Operating income	1,246	1,149

Other expense (income), net	(139)	220

Income from continuing operations before income taxes	1,385	929
Provision for income taxes	265	220
Income from continuing operations of consolidated group	1,120	709

Income from unconsolidated subsidiaries, net of taxes	2	1
Net income from continuing operations including noncontrolling interest	1,122	710

Less: net income attributable to noncontrolling interest	6	5
Net income from continuing operations attributable to 3M	1,116	705

Net income from discontinued operations, net of taxes	—	223
Net income attributable to 3M	$1,116	$928

Earnings per share attributable to 3M common shareholders:
Weighted average 3M common shares outstanding — basic	543.8	555.0
Earnings per share from continuing operations — basic	$2.05	$1.27
Earnings per share from discontinued operations — basic	—	0.40
Earnings per share — basic	$2.05	$1.67

Weighted average 3M common shares outstanding — diluted	547.7	555.9
Earnings per share from continuing operations — diluted	$2.04	$1.27
Earnings per share from discontinued operations — diluted	—	0.40
Earnings per share — diluted	$2.04	$1.67

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$6,326	$5,600
Marketable securities – current	698	2,128
Accounts receivable – net	3,501	3,194
Inventories	3,869	3,698
Prepaids	485	493
Other current assets	778	771
Total current assets	15,657	15,884
Property, plant and equipment – net	7,356	7,388
Operating lease right of use assets	587	565
Goodwill and intangible assets – net	7,522	7,491
Other assets	8,829	8,540
Total assets	$39,951	$39,868
Liabilities and equity
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,169	$1,919
Accounts payable	2,756	2,660
Accrued payroll	451	712
Accrued income taxes	359	331
Operating lease liabilities – current	176	163
Other current liabilities	4,540	5,471
Total current liabilities	9,451	11,256
Long-term debt	12,307	11,125
Other liabilities	13,670	13,593
Total liabilities	35,428	35,974
Total equity	4,523	3,894
Shares outstanding
March 31, 2025: 538,181,362
December 31, 2024: 539,470,303
Total liabilities and equity	$39,951	$39,868

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Three months ended March 31,
	2025	2024
Net cash provided by (used in) operating activities	$(79)	$767

Cash flows from investing activities:
Purchases of property, plant and equipment	(236)	(375)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	1,441	(11)
Other investing activities	15	(7)
Net cash provided by (used in) investing activities	1,220	(393)

Cash flows from financing activities:
Change in debt – net	349	5,509
Purchases of treasury stock	(1,274)	(21)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	905	18
Dividends paid to shareholders	(396)	(835)
Other financing activities	(6)	(50)
Net cash provided by (used in) financing activities	(422)	4,621

Effect of exchange rate changes on cash and cash equivalents	7	(17)

Net increase (decrease) in cash and cash equivalents	726	4,978
Cash and cash equivalents at beginning of year	5,600	5,933
Cash and cash equivalents at end of period	$6,326	$10,911
The Consolidated Statements of Cash Flows include the results of continuing and discontinued operations and, therefore, also include cash and cash equivalents associated with Solventum through its April 2024 separation from 3M that were presented in current assets of discontinued operations in the 3M Consolidated Balance Sheet.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS2
(Unaudited)

	Three months ended March 31, 2025
Sales change analysis by geographic area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	1.6%	(0.7)%	(5.1)%	(0.3)%
Divestitures	1.6	0.2	0.5	1.0
Translation	(1.4)	(2.1)	(2.1)	(1.7)
Total sales change	1.8%	(2.6)%	(6.7)%	(1.0)%

	Three months ended March 31, 2025
Worldwide sales change by business segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	2.5%	—%	—%	(2.0)%	0.5%
Transportation and Electronics	(4.0)	—	—	(1.4)	(5.4)
Consumer	0.3	—	—	(1.7)	(1.4)
2Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction and, beginning April 2024, include the impact of commercial agreements associated with the separation of Solventum.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)
3M discloses business segment operating income (loss) as its measure of segment profit/loss, reconciled to both total 3M operating income (loss) and income before taxes. Business segment operating income (loss) excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Other”).

	Three months ended March 31,

Net sales (millions)	2025	2024
Abrasives	$317	$328
Automotive Aftermarket	290	306
Electrical Markets	325	305
Industrial Adhesives and Tapes	543	518
Industrial Specialties Division	288	290
Personal Safety	850	857
Roofing Granules	132	128
Total Safety and Industrial business segment	2,745	2,732

Advanced Materials	218	263
Automotive and Aerospace	475	506
Commercial Branding and Transportation	616	610
Electronics	681	725
Total Transportation and Electronics business segment	1,990	2,104

Consumer Safety and Well-Being	274	266
Home and Auto Care	299	305
Home Improvement	326	330
Packaging and Expression	225	239
Total Consumer business segment	1,124	1,140
Total reportable business segments	5,859	5,976

Corporate and Other	95	40
Total company	$5,954	$6,016

Operating income (loss) (millions)
Safety and Industrial	$696	$657
Transportation and Electronics	352	481
Consumer	219	216
Total reportable business segments	1,267	1,354
Corporate and Other
Corporate special items:
Net costs for significant litigation	(71)	(63)
Divestiture costs	—	(6)
Total corporate special items	(71)	(69)
Other corporate (expense) income - net	50	(136)
Total Corporate and Other	(21)	(205)
Total company operating income (loss)	1,246	1,149

Other expense/(income), net	(139)	220
Income (loss) from continuing operations before income taxes	$1,385	$929

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

Corporate and Other
Outside of 3M's reportable operating segments, 3M has Corporate and Other which is not a reportable business segment as it does not meet the segment reporting criteria. Because Corporate and Other includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.
Corporate and Other operating income (loss) includes “corporate special items” and “other corporate (expense) income-net”.
•Corporate special items includes, for the periods presented:
◦net costs for significant litigation impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters.
◦divestiture costs (related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture) that were not eligible to be part of discontinued operations.
•Other corporate (expense) income-net includes:
◦certain enterprise and governance activities resulting in unallocated corporate costs and other activity and net costs that 3M may choose not to allocate directly to its business segments.
◦commercial activity with Solventum following its April 1, 2024 Separation and certain operations of the former Health Care business segment retained by 3M.
◦transition arrangement agreements (e.g. fees charged by 3M, net of underlying costs) related to divested businesses, including those related to the Solventum Separation, as well as other applicable divestitures.
◦operations of businesses of the former Health Care segment divested prior to the Separation and therefore not reflected as discontinued operations within 3M's financial statements, along with limited-duration supply agreements with those previous divestitures.
◦costs previously allocated to Solventum prior to the Separation that were not eligible to be part of discontinued operations.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Other, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful:
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income (loss), segment operating income (loss) and operating income (loss) margin
•Other expense (income), net
•Income from continuing operations before taxes
•Provision for income taxes and effective tax rate
•Net income from continuing operations
•EPS from continuing operations

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended March 31, 2024
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	EPS
Safety and Industrial
GAAP amounts		$657	24.1%
Adjustments for special items:
Net costs for significant litigation		7
Adjusted amounts (non-GAAP measures)[3]		$664	24.3%
Transportation and Electronics
GAAP amounts	$2,104	$481	22.9%
Adjustments for special items:
Manufactured PFAS products	(281)	(2)
Adjusted amounts (non-GAAP measures)[3]	$1,823	$479	26.3%
Total company
GAAP amounts	$6,016	$1,149	19.1%	$929	$220	23.7%	$705	$1.27
Adjustments for special items:
Net costs for significant litigation	—	70		274	31		243	0.44
Manufactured PFAS products	(281)	(2)		(2)	(1)		(1)	—
Divestiture costs	—	6		6	2		4	—
Total special items	(281)	74		278	32		246	0.44
Adjusted amounts (non-GAAP measures)[3]	$5,735	$1,223	21.3%	$1,207	$252	20.9%	$951	$1.71

	Three months ended March 31, 2025
	Amounts from continuing operations
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	EPS	EPS percent change
Safety and Industrial
GAAP amounts			$696	25.4%
Adjustments for special items:
Net costs for significant litigation			3
Adjusted amounts (non-GAAP measures)[3]			$699	25.5%
Transportation and Electronics
GAAP amounts	$1,990	(5.4)%	$352	17.7%
Adjustments for special items:
Manufactured PFAS products	(174)		38
Adjusted amounts (non-GAAP measures)[3]	$1,816	(0.4)%	$390	21.5%
Total company
GAAP amounts	$5,954	(1.0)%	$1,246	20.9%	$1,385	$265	19.1%	$1,116	$2.04	61%
Adjustments for special items:
Net costs for significant litigation	—		74		224	(2)		226	0.41
Manufactured PFAS products	(174)		38		38	9		29	0.06
Solventum ownership - change in value	—		—		(343)	—		(343)	(0.63)
Total special items	(174)		112		(81)	7		(88)	(0.16)
Adjusted amounts (non-GAAP measures)[3]	$5,780	0.8%	$1,358	23.5%	$1,304	$272	20.9%	$1,028	$1.88	10%
3These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

2025 forecast
2025 adjusted earnings per share from continuing operations (non-GAAP measure)[3,5]	$7.60 to $7.90
53M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains; divestiture costs; divestiture-related restructuring; changes in value of Solventum ownership; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

	Three months ended March 31, 2025
Sales change[2]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total company	(0.3)%	—%	1.0%	(1.7)%	(1.0)%
Remove manufactured PFAS products special item impact	1.8	—	—	—	1.8
Adjusted total company (non-GAAP measures)[3]	1.5%	—%	1.0%	(1.7)%	0.8%

Transportation and Electronics	(4.0)%	—%	—%	(1.4)%	(5.4)%
Remove manufactured PFAS products special item impact	5.1	—	—	(0.1)	5.0
Adjusted Transportation and Electronics (non-GAAP measures)[3]	1.1%	—%	—%	(1.5)%	(0.4)%

By Geographic Area
Americas	1.6%	—%	1.6%	(1.4)%	1.8%
Remove manufactured PFAS products special item impact	0.1	—	—	—	0.1
Adjusted Americas (non-GAAP measures)[3]	1.7%	—%	1.6%	(1.4)%	1.9%

Asia Pacific	(0.7)%	—%	0.2%	(2.1)%	(2.6)%
Remove manufactured PFAS products special item impact	3.8	—	—	—	3.8
Adjusted Asia Pacific (non-GAAP measures)[3]	3.1%	—%	0.2%	(2.1)%	1.2%

Europe, Middle East & Africa	(5.1)%	—%	0.5%	(2.1)%	(6.7)%
Remove manufactured PFAS products special item impact	3.5	—	0.1	(0.1)	3.5
Adjusted Europe, Middle East & Africa (non-GAAP measures)[3]	(1.6)%	—%	0.6%	(2.2)%	(3.2)%

By Particular Country
United States	0.9%	—%	2.0%	—%	2.9%
Remove manufactured PFAS products special item impact	0.1	—	—	—	0.1
Adjusted United States (non-GAAP measures)[3]	1.0%	—%	2.0%	—%	3.0%

China	3.5%	—%	0.4%	(0.8)%	3.1%
Remove manufactured PFAS products special item impact	1.7	—	0.1	(0.1)	1.7
Adjusted China (non-GAAP measures)[3]	5.2%	—%	0.5%	(0.9)%	4.8%
Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended March 31,
Major GAAP cash flow categories (dollars in millions)	2025	2024
Net cash provided by (used in) operating activities	$(79)	$767
Net cash provided by (used in) investing activities	1,220	(393)
Net cash provided by (used in) financing activities	(422)	4,621

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended March 31,
Adjusted free cash flow (non-GAAP measure) (dollars in millions)	2025	2024
Net cash provided by (used in) operating activities	$(79)	$767
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	787	351
Divestiture costs after-tax payment impacts	16	139
Divestiture-related restructuring after-tax payment impacts	—	1
Manufactured PFAS products impact after-tax payment impacts	(7)	(70)
Total adjustments for special items	796	421
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[4]	$717	$1,188
Purchases of property, plant and equipment (PPE)	(236)	(375)
Manufactured PFAS products impact - removing related purchases of PPE	8	20
Adjusted purchases of PPE (non-GAAP measure)[4]	$(228)	$(355)
Adjusted free cash flow (non-GAAP measure)[4]	$489	$833

Net income (loss) attributable to 3M	$1,116	$928
Adjustments for special items, net of tax:
Net costs for significant litigation	226	243
Manufactured PFAS products impact	29	(1)
Divestiture costs	—	157
Solventum ownership - change in value	(343)	—
Total adjustments for special items, net of tax	(88)	399
Net income (loss) attributable to 3M adjusted for special items (used for adjusted free cash flow calculation)	$1,028	$1,327

Adjusted free cash flow conversion (non-GAAP measure)[4]	48%	63%
43M’s Consolidated Statements of Cash Flows include the results of continuing and discontinued operations (Solventum separated from 3M in April 2024); accordingly, amounts associated with the determination of adjusted free cash flow include both continuing and discontinued operations in certain periods both from an income and cash flow perspective. 3M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. The cash tax impact for the portion of payments of costs for significant litigation under the 2023 settlement agreements relative to Combat Arms Earplugs and relative to public water systems regarding PFAS is based on the timing/amount of the actual cash tax deduction (which differs from the timing of the pre-tax cash settlement payments). The impacts of certain tax-related divestiture costs are based on applicable tax rates and the timing of tax payments relative to underlying Separation transactions. For other special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment/receipt. Tax impacts include associated impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits, and tax costs of repatriation. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income (loss) attributable to 3M, adjusted for special items (used for adjusted free cash flow calculation).

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), legal costs, and insurance recoveries, along with the associated tax impacts. Associated tax impacts of significant litigation include impacts on Foreign Derived Intangible Income (FDII), Global Intangible Low Taxed Income (GILTI), foreign tax credits and tax costs of repatriation. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Other. In the first quarter of 2025 and 2024, 3M reflected net pre-tax cash (receipts)/payments of approximately $806 million and $371 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include certain limited costs that were not eligible to be included within discontinued operations related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. As a result of completion of the April 2024 separation of Solventum, this includes the tax cost of updating 3M’s previous indefinite reinvestment plans on past unrepatriated earnings through the period of the Separation’s close and to tax positions retained by 3M. 3M’s statement of cash flows includes the results of both continuing and discontinued operations. Therefore, in the context of amounts used in the determination of non-GAAP measures associated with cash flow and adjusted free cash flow conversion, this special item further includes the broader extent of such costs that included within discontinued operations, including interest expense on debt issued by Solventum for the period outstanding prior to the April 1, 2024 completion of the separation of Solventum from 3M and net tax costs of entity structuring associated with the separation of Solventum. In the first quarter of 2024, 3M made pre-tax cash payments of approximately $134 million associated with divestiture costs.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the first quarter of 2024, 3M made pre-tax cash payments of approximately $2 million associated with divestiture-related restructuring actions.
Manufactured PFAS products:
•These amounts relate to sales and estimates of income (loss) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.
Solventum ownership - change in value:
•This amount relates to the change in value of 3M's retained ownership interest in Solventum common stock reflected in other expense (income), net.

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news-center.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contacts:
Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043
Media Contact:
Sean Lynch, slynch2@mmm.com